UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2005

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(989) 636-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment and Departure of Principal Officers

On September 27, 2005, The Board of Directors of The Dow Chemical Company ("Dow" or the "Company") elected Geoffery E. Merszei, age 54, Chief Financial Officer of the Company effective October 1, 2005, to serve until the first meeting of the Board of Directors following the 2006 Annual Meeting of Stockholders of the Company and until his successor is elected and qualified. He succeeds J. Pedro Reinhard as Chief Financial Officer whose resignation was accepted by the Board effective as of the same date. Mr. Reinhard remains an Executive Vice President of Dow and a member of Dow's Board of Directors.

Other information related to Mr. Merszei, including a brief description of the material terms of his employment agreement with Dow, is contained in a Current Report on Form 8-K filed by Dow on April 19, 2005, incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 3, 2005

THE DOW CHEMICAL COMPANY

By: /s/ Frank H. Brod

Name: Frank H. Brod

Title: Corporate Vice President

and Controller